Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK ☐ ☐ ☐ EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

PRIMAVERA CAPITAL

ACQUISITION CORPORATION

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2022.

INTERNET –
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit:
https://www.cstproxy.com/[●]/2022

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please mark your votes like this

1. Proposal No. 1 - The Business Combination Proposal – To consider and vote upon a proposal to approve by ordinary resolution, Primavera Capital Acquisition Corporation’s (“PCAC”) entry into the Business	FOR ☐	AGAINST ☐	ABSTAIN ☐
Combination Agreement, dated as of March 23, 2022 (the “Business Combination Agreement”), by and among PCAC, Lanvin Group Holdings Limited (“LGHL”), Lanvin Group Heritage I Limited (“Merger Sub 1”), Lanvin Group Heritage II Limited (“Merger Sub 2”) and Fosun Fashion Group (Cayman) Limited (“FFG”), a copy of which is attached as Annex A to the proxy statement/prospectus, pursuant to which, among other things, PCAC will merge with and into Merger Sub 1 (with Merger Sub 1 surviving such merger), Merger Sub 2 will merge with and into FFG (with FFG surviving such merger as the “Surviving Company”), Merger Sub 1 will merge with and into the Surviving Company (with the Surviving Company surviving such merger), and upon consummation of the foregoing “Business Combination,” LGHL becoming the ultimate parent company.
2. Proposal No. 2 - The Merger Proposal – To consider and vote upon a proposal to approve, by special resolutions, the merger of PCAC with and into Merger Sub 1 (with Merger Sub 1 surviving such merger), assuming the Business Combination Proposal is approved and adopted.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL No. 3 - The Adjournment Proposal – To consider and vote upon a proposal to adjourn the meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated votes at the time of the meeting, PCAC is not authorized to consummate the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Please date, sign and mail your proxy card in the envelope provided or vote by internet as soon as possible. Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	CONTROL NUMBER

Signature                                                                   Signature, if held jointly                                                               Date                                      2022.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

EXTRAORDINARY GENERAL MEETING, OF SHAREHOLDERS OF

PRIMAVERA CAPITAL ACQUISITION CORPORATION

[●], 2022

NOTICE OF AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at

https://[●]

☐ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ☐

PROXY

PRIMAVERA CAPITAL ACQUISITION CORPORATION

Proxy for Extraordinary General Meeting of Shareholders on [●], 2022

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints [                ] and [                ], and each of them, with full power of substitution and power to act alone, as proxies to vote all the Class A and Class B ordinary shares of Primavera Capital Acquisition Corporation (“PCAC”), a Cayman Islands exempted company incorporated with limited liability, that the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders of PCAC, to be held [●], 2022 at https://[●] and in person at [●], and at any adjournments or postponements thereof, as follows:

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for the said meeting.

Notwithstanding the order in which the proposals are set out herein, PCAC may put the proposals to the Extraordinary General Meeting in such order as it may determine.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3.

(Continued and to be signed on the reverse side)